Exhibit (a)(1)

PROSPECT MARKETPLACE LENDING CORPORATION

ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

FIRST:        The undersigned, M. Grier Eliasek, whose address is 10 East 40th Street, 42nd Floor, New York, New York 10016, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

SECOND:    The name of the corporation (which is hereinafter called the “Corporation”) is:

Prospect Marketplace Lending Corporation

THIRD:    The Corporation is formed for the purpose of carrying on any lawful business.

FOURTH:    The address of the principal office of the Corporation in this State is c/o Registered Agents Inc., 5000 Thayer Center Suite C, Oakland, MD 21550.

FIFTH:    The name and address of the resident agent of the Corporation are Registered Agents Inc., 5000 Thayer Center Suite C, Oakland, MD 21550. The resident agent is a Maryland corporation.

SIXTH:    (a)    Authorized Shares. The total number of shares of stock that the Corporation has authority to issue is 50,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”). The aggregate par value of all authorized shares having a par value is $50,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the charter of the Corporation (the “Charter”) from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

(b)    Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

(c)    Preferred Stock. The Board of Directors may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, in one or more classes or series of preferred stock.

(d)    Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (i) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (ii) specify the number of shares to be included in the class or series; (iii) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (iv) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (iii) of this paragraph (d) may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

(e)    Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws. The Board of Directors of the Corporation shall have the exclusive power to make, alter, amend or repeal the Bylaws.

SEVENTH:    The Corporation shall have a board of two directors unless the number is increased or decreased in accordance with the Bylaws of the Corporation (the “Bylaws”). However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualified are:

M. Grier Eliasek
John F. Barry III

The Board of Directors from time to time may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors in the manner provided in the Bylaws.

EIGHTH:    (a)    The Corporation reserves the right to make any amendment of the Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any shares of outstanding stock.

(b)    The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Corporation or (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

NINTH:    Except as may be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 23rd day of September, 2016.

/s/ M. Grier Eliasek
M. Grier Eliasek
Incorporator

RESIDENT AGENT CONSENT
OF
PROSPECT MARKETPLACE LENDING CORPORATION

We, Registered Agent Service Inc., hereby consent to act as resident agent in Maryland for PROSPECT MARKETPLACE LENDING CORPORATION, the named entity in the attached Articles of Incorporation this 23rd day of September, 2016.

Registered Agent Service Inc .

/s/ Bill Havre
By: Bill Havre, President